UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) May 25, 2010
TARGA RESOURCES PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	001-33303	65-1295427
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)
1000 Louisiana, Suite 4300
Houston, TX 77002
(Address of principal executive office and Zip Code)
(713) 584-1000
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On May 25, 2010, the Compensation Committee of the Board of Directors of Targa Resources Investments Inc. (“Targa Investments”), the indirect parent of Targa Resources, Inc. (the “Company”), which is the indirect parent of the general partner of Targa Resources Partners LP (the “Partnership”), approved an increase in the annual target performance bonus for Mr. Rene R. Joyce, Chief Executive Officer of the Company, to 100% of annual base salary and for the other named executive officers of the Company to 80% of annual base salary.
     Bonuses are made in accordance with the terms of the Targa Investments 2010 Annual Incentive Compensation Plan (the “Bonus Plan”). The Bonus Plan is a discretionary annual cash bonus plan available to all of the Company’s employees, including its executive officers. This description of the Bonus Plan is qualified in its entirety by reference to the Bonus Plan, a copy of which is filed as Exhibit 10.22 to the Partnership’s Annual Report on Form 10-K filed March 4, 2010 (File No. 001-33303), and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description
Exhibit 10.1	Targa Resources Investments Inc. 2010 Annual Incentive Compensation Plan (incorporated by reference to Exhibit 10.22 to Targa Resources Partners LP’s Annual Report on Form 10-K filed March 4, 2010 (File No. 001-33303)).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGA RESOURCES PARTNERS LP
	By:	Targa Resources GP LLC,
its general partner

Dated: May 27, 2010	By:	/s/ Jeffrey J. McParland
Jeffrey J. McParland
Executive Vice President and Chief Financial Officer

[EXHIBIT INDEX

Exhibit
Number	Description
Exhibit 10.1	Targa Resources Investments Inc. 2010 Annual Incentive Compensation Plan (incorporated by reference to Exhibit 10.22 to Targa Resources Partners LP’s Annual Report on Form 10-K filed March 4, 2010 (File No. 001-33303)).